UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) On August 13, 2015, Alliance One International, Inc. (the “Company”) held its 2015 annual meeting of shareholders (the “Annual Meeting”).

(b) At the Annual Meeting, the matters submitted to a vote of shareholders, and outcome of the vote, were as follows:

(1) Each of Carl L. Hausmann, Mark W. Kehaya and Martin R. Wade, III was elected as a Class III Director for a three-year term expiring in 2018;

(2) The appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending March 31, 2016 was ratified;

(3) A resolution to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, was adopted; and

(4) A stock option exchange program under which eligible employees would be able to exchange certain stock options for a lesser number of restricted share units was approved.

The voting results with respect to these matters are set forth in the tables below (note that because the record date for the Annual Meeting was June 12, 2015, the vote totals do not reflect the one-for-ten reverse split of the Company’s common stock effected after the close of business on June 26, 2015):

1.	Election of Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carl L. Hausmann	61,067,249	3,806,143	16,841,393
Mark W. Kehaya	59,809,335	5,064,057	16,841,393
Martin R. Wade, III	60,570,920	4,302,472	16,841,393

2.	Ratification of Independent Auditors

Votes For	Votes Against	Votes Abstained
81,338,085	322,689	54,011

There were no broker non-votes with respect to the ratification of independent auditors, which was considered a “routine” matter under the rules of the New York Stock Exchange.

3.	Advisory Vote on Compensation of Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
63,218,579	1,392,750	262,063	16,841,393

4.	Approval of Stock Option Exchange Program

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
61,163,299	3,552,488	157,605	16,841,393

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2015

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ William L. O’Quinn, Jr.
William L. O’Quinn, Jr.
Senior Vice President – Chief Legal Officer and Secretary